UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 10, 2009

cablevision systems corporation

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On July 10, 2009, CSC Transport, Inc., a wholly-owned subsidiary of Cablevision Systems Corporation (“Cablevision”) and CSC Holdings, Inc. (“CSC”), entered into an Aircraft Management Agreement with Dolan Family Office, LLC (an entity majority owned and controlled by Charles F. Dolan) and Charles F. Dolan, pursuant to which CSC Transport, Inc. has agreed to manage a Gulfstream GIV-SP (the “Aircraft”) that is leased by Sterling Aviation LLC (an entity owned and controlled by Charles F. Dolan) and subleased to Dolan Family Office, LLC and Charles F. Dolan. The Aircraft Management Agreement is for a one-year term which expires on July 9, 2010 and provides for an annual fee of $600,000 in addition to reimbursement of certain expenses.

On July 10, 2009, Dolan Family Office, LLC and CSC entered into a Time Sharing Agreement pursuant to which Dolan Family Office, LLC has agreed to sublease the Aircraft to CSC on a “time sharing” basis. CSC will pay Dolan Family Office, LLC specified expenses of each flight but not to exceed the maximum amount payable under Federal Aviation Administration rules.

The descriptions of the Aircraft Management Agreement and the Time Sharing Agreement contained herein are qualified in their entirely by reference to those agreements which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated in their entirety into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1.     Aircraft Management Agreement, dated as of July 10, 2009, between CSC Transport, Inc., on the one hand, and Dolan Family Office, LLC and Charles F. Dolan, on the other hand.

10.2.     Time Sharing Agreement, dated as of July 10, 2009, between Dolan Family Office, LLC and CSC Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Executive Vice President and Chief Financial Officer

Dated: July 15, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC.
(Registrant)

By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Executive Vice President and Chief Financial Officer

Dated: July 15, 2009

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